Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, VA 23219
804.697.1200 telephone
804.697.1339 facsimile
troutmansanders.com

June 16, 2011

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

Ladies and Gentlemen:

We have acted as counsel to EarthLink, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and relating to the proposed offering of $300,000,000 in aggregate principal amount of 8.875% Senior Notes due 2019 of the Company (the “Exchange Notes”) in exchange for up to $300,000,000 in aggregate principal amount of 8.875% Senior Notes due 2019 of the Company originally issued on May 17, 2011 and outstanding as of the date hereof (the “Original Notes”), and of the related guarantees of the Exchange Notes (the “Guarantees”) made by each of the Company’s direct and indirect subsidiaries identified as a “Co-Registrant” on the cover page of the Registration Statement (each a “Guarantor” and collectively, the “Guarantors”).

The Original Notes were issued, and the Exchange Notes will be issued, pursuant to an indenture dated as of May 17, 2011, and a First Supplemental Indenture thereto dated as of June 7, 2011 (as so supplemented, the “Indenture”), by and among the Company, the Guarantors parties thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Exchange Notes, the Guarantees and the Indenture are referred to herein, individually as a “Transaction Document” and collectively, as the “Transaction Documents.”

ATLANTA   CHICAGO   HONG KONG   LONDON   NEW YORK   NEWARK   NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Company and the Guarantors); (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Company and the Guarantors); (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

The opinions expressed herein are limited solely to the laws of the States of Georgia, New Jersey and New York, the Commonwealth of Virginia, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Various matters concerning (i) the laws of the States of Connecticut, Massachusetts, New Hampshire and Rhode Island are addressed in the opinion of Hinckley, Allen & Snyder LLP, (ii) the laws of the State of Pennsylvania are addressed in the opinion of K&L Gates LLP, (iii) the laws of the State of Washington are addressed in the opinion of K&L Gates LLP, (iv) the laws of the State of Maine are addressed in the opinion of Pierce Atwood LLP and (v) the laws of the State of Vermont are addressed in the opinion of Dinse, Knapp and McAndrew, P.C., each of which has been separately provided to you of even date herewith by such firms in each such firm’s capacity as special counsel to the Guarantors incorporated or organized in the applicable state, each of which are being filed with the SEC as Registration Statement Exhibits 5.2, 5.3, 5.4, 5.5 and 5.6, respectively. We express no opinion herein with respect to the matters addressed in the opinions of such counsel, and to the extent such opinions with respect to such matters are necessary to the opinions expressed in this opinion letter, we have, with your consent, assumed such matters.

Based upon and subject to the qualifications, exceptions, assumptions, limitations, definitions, exclusions and other matters described in this opinion letter, we are of the opinion that:

1.             When the New Notes have been duly authenticated by Deutsche Bank Trust Company Americas, in its capacity as Trustee, and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement, the New Notes will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.             When the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Guarantees will constitute valid and binding obligations of each Guarantor enforceable against such Guarantor in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to being named as counsel to the Company and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Troutman Sanders LLP